Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS RESULTS OF OPERATIONS FOR THE FIRST QUARTER OF 2010

BETHESDA, MD; April 28, 2010 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the first quarter ended March 26, 2010. The results for the quarter exceeded the Company’s expectations for several metrics, including RevPAR, earnings and FFO per diluted share and Adjusted EBITDA, that were incorporated into the Company’s full year 2010 guidance issued on February 17, 2010.

•	Total revenue was $823 million for the first quarter 2010, which was a decrease of 5% compared to 2009.

•

Net loss was $84 million for the first quarter of 2010 compared to net loss of $60 million for the first quarter of 2009. Loss per diluted share was $.13 for the first quarter of 2010 compared to loss per diluted share of $.12 in 2009.

Operating results for the first quarter of 2010 were affected by costs associated with the repayment of debt and an additional accrual for the potential litigation loss related to the San Antonio Marriott Rivercenter. Operating results for the first quarter 2009 were affected by a gain on the disposition of one hotel, as well as non-cash impairment charges. The net effect of these items on loss per diluted share was a decrease in earnings of $11 million, or $.01 per diluted share, for the first quarter of 2010 and a decrease in earnings of $21 million, or $.04 per diluted share, for the first quarter of 2009.

•

Funds from Operations (FFO) per diluted share was $.08 for the first quarter of 2010 compared to $.10 per diluted share for the first quarter of 2009. The net effect of the above transactions affecting operating results also decreased FFO per share by $.01 and $.08 for the first quarter of 2010 and 2009, respectively.

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items was $126 million for the first quarter 2010, which was a decrease of $48 million compared to 2009.

For further detail of the transactions affecting net income, earnings per diluted share and FFO per diluted share, refer to the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share.”

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the first quarter 2010 decreased 2.3% when compared to 2009. Comparable hotel adjusted operating profit margins decreased 275 basis points for the first quarter. This includes the effect of approximately $12 million of revenues from incremental attrition and cancellation fees recorded in the first quarter of 2009 compared to the first quarter of 2010, which accounted for 110 basis points of the overall reduction in our comparable hotel adjusted operating margin for the first quarter of 2010. For further detail, see “Notes to the Financial Information.”

BALANCE SHEET

As of March 26, 2010, the Company had over $1.2 billion of cash and cash equivalents and $600 million of available capacity under its credit facility. During the first quarter, the Company redeemed $346 million of 7% Series M senior notes and repaid the $124 million mortgage on the Atlanta Marriott Marquis.

The Company issued approximately 4 million shares of common stock at an average price of $12.65 per share under its continuous equity offering program for net proceeds of approximately $55 million in the first quarter. Currently, there is approximately $54 million of availability remaining under the program.

INVESTMENTS

On April 13, 2010, the Company acquired, at a discount, the most junior tranches of a €427 million mortgage loan that is secured by six hotels located in Europe. The two junior tranches purchased by the Company have a face value of €64 million and are subordinate to €363 million of senior debt. The Company will earn interest on the face amount based on the 90-day EURIBOR plus 303 basis points, or currently approximately 3.8%.

DISPOSITIONS

During the first quarter, the Company sold the 374-room Sheraton Braintree for $9 million and recorded a gain of approximately $1 million on the sale.

CAPITAL EXPENDITURES

Capital expenditures totaled approximately $50 million for the quarter, which included return on investment (ROI) and repositioning projects of approximately $23 million. Projects completed during the quarter included the renovation of over 95,000 square feet of ballroom and meeting space at the San Francisco Marriott Marquis. In 2010, the Company has begun a $190 million project at the 1,362-room San Diego Marriott Hotel & Marina, which will include a complete renovation of all guest rooms, the pool and fitness center, as well as the planned development of new meeting space and an exhibit hall. The

Company will also be adding a new ballroom and renovating meeting space at the Westin Kierland Resort & Spa. The Company intends to accelerate the timing of certain capital projects to benefit from lower construction costs in anticipation of the further strengthening of the lodging recovery. The Company anticipates that capital expenditures will be between $300 million to $340 million during 2010.

DIVIDEND

The Company paid a $.01 per share common dividend on April 15, 2010 and expects to continue to pay a quarterly $.01 per share common dividend in 2010 regardless of taxable income.

2010 OUTLOOK

The Company believes that recent improvements in the economy will continue to positively affect the lodging industry and hotel operating results for the remainder of 2010. Although the strength and speed of the recovery is difficult to predict and booking pace remains short, the Company now anticipates that for 2010:

•	RevPAR will increase 1% to 4%;

•	Operating profit margins under GAAP would increase approximately 100 basis points to 220 basis points; and

•	Comparable hotel adjusted operating profit margins would decrease approximately 125 basis points to 50 basis points.

Based upon these parameters, the Company estimates that its full year 2010 guidance is as follows:

•	loss per diluted share should be approximately $.32 to $.25;

•	net loss should be approximately $205 million to $158 million;

•	FFO per diluted share should be approximately $.58 to $.65; and

•	Adjusted EBITDA should be approximately $750 million to $800 million.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 110 properties with approximately 61,000 rooms, and also holds a non-controlling interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 27, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. When distinguishing between Host and Host LP, the primary difference is approximately 2% of the partnership interests in Host LP held by outside partners as of March 26, 2010, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	March 26, 2010	December 31, 2009
	(unaudited)
ASSETS

Property and equipment, net	$10,144	$10,231
Assets held for sale	3	8
Due from managers	41	29
Investments in affiliates	140	153
Deferred financing costs, net	46	49
Furniture, fixtures and equipment replacement fund	128	124
Other	279	266
Restricted cash	34	53
Cash and cash equivalents	1,245	1,642

Total assets	$12,060	$12,555

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $1,132 million and $1,123 million, respectively, net of discount, of Exchangeable Senior Debentures (b)	$4,199	$4,534
Mortgage debt	1,098	1,217
Other	86	86

Total debt	5,383	5,837
Accounts payable and accrued expenses	164	174
Other	194	194

Total liabilities	5,741	6,205

Non-controlling interests—Host Hotels & Resorts, L.P.	160	139

Host Hotels & Resorts, Inc. stockholders’ equity:
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4 million shares issued and outstanding shares issued and outstanding, respectively	97	97
Common stock, par value $.01, 1,050 million shares authorized; 652.4 million shares and 646.3 million shares issued and outstanding, respectively	7	6
Additional paid-in capital	6,916	6,875
Accumulated other comprehensive income	9	12
Deficit	(894)	(801)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,135	6,189
Non-controlling interests—other consolidated partnerships	24	22

Total equity	6,159	6,211

Total liabilities, non-controlling interests and equity	$12,060	$12,555

(a)	Our consolidated balance sheet as of March 26, 2010 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	The principal balance of the exchangeable senior debentures is $1,251 million. On April 15, 2010, holders of the 3.25% Exchangeable Senior Debentures due April 2024 (the “2004 Debentures”) had the option to require Host to repurchase the debentures for cash equal to 100% of the aggregate principal amount. None of the holders exercised this option and, therefore, the $325 million face amount of the 2004 Debentures remains outstanding.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 26, 2010	March 27, 2009
Revenues
Rooms	$484	$500
Food and beverage	252	266
Other	57	69

Total hotel sales	793	835
Rental income	30	29

Total revenues	823	864

Expenses
Rooms	140	134
Food and beverage	187	195
Other departmental and support expenses	222	230
Management fees	29	33
Other property-level expenses	86	81
Depreciation and amortization (b)	136	155
Corporate and other expenses	25	16

Total operating costs and expenses	825	844

Operating profit (loss)	(2)	20
Interest income	1	2
Interest expense (c)	(96)	(87)
Net gains on property transactions and other	—	1
Loss on foreign currency transactions and derivatives	(2)	(1)
Equity in earnings (losses) of affiliates	(5)	(3)

Loss before income taxes	(104)	(68)
Benefit for income taxes	22	14

Loss from continuing operations	(82)	(54)
Loss from discontinued operations	(2)	(6)

Net loss	(84)	(60)
Less: Net loss attributable to non-controlling interests	—	1

Net loss attributable to Host Hotels & Resorts, Inc.	(84)	(59)
Less: Dividends on preferred stock	(2)	(2)

Net loss available to common stockholders	$(86)	$(61)

Basic and diluted loss per common share:
Continuing operations	$(.13)	$(.11)
Discontinued operations	—	(.01)

Basic and diluted loss per common share	$(.13)	$(.12)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	During the first quarter of 2009, we recorded non-cash impairment charges totaling $40 million based on the difference between the discounted cash flows and the carrying amount as prescribed by GAAP, $20 million of which was included in depreciation expense and $20 million of which was included in discontinued operations.
(c)	Interest expense includes non-cash charges of $8 million and $7 million related to the exchangeable debentures for 2010 and 2009, respectively. Interest expense also includes an $8 million loss on the repurchase of the Series M senior notes for the first quarter of 2010 and a $3 million gain on the repurchase of a portion of the 2004 Debentures for 2009. As of April 15, 2010, the discount related to the $325 million in outstanding 2004 Debentures was fully amortized. Therefore, subsequent to April 15, 2010, the interest expense for the 2004 Debentures will equal the cash coupon of 3.25%.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 26, 2010	March 27, 2009
Net loss	$(84)	$(60)
Net loss attributable to non-controlling interests	—	1
Dividends on preferred stock	(2)	(2)

Loss available to common stockholders	(86)	(61)
Assuming deduction of gain recognized for the repurchase of the 2004 Debentures (a)	—	(2)

Diluted loss available to common stockholders	$(86)	$(63)

Basic weighted average shares outstanding	648.1	526.1
Diluted weighted average shares outstanding (b)	648.1	530.0

Basic and diluted loss per share (c)(d)	$(.13)	$(.12)

(a)	During the first quarter of 2009, we repurchased $75 million face amount of the 2004 Debentures with a carrying value of $72 million for $69 million. The adjustments to dilutive earnings per common share related to the 2004 Debentures repurchased during the first quarter 2009 include the $3 million gain on repurchase, net of interest expense on the repurchased debentures.
(b)	Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(c)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders, as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities.
(d)	See notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for information on significant items affecting diluted earnings per common share for which no adjustments were made.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of March 26, 2010		Quarter ended March 26, 2010			Quarter ended March 27, 2009
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	27	15,941	$163.40	65.4%	$106.80	$187.16	62.0%	$115.99	(7.9)%
Mid-Atlantic	10	8,330	191.93	70.9	136.00	206.86	62.6	129.58	5.0
North Central	14	6,204	112.02	51.0	57.18	121.18	49.8	60.32	(5.2)
South Central	9	5,687	147.86	71.1	105.09	156.52	65.3	102.14	2.9
Florida	9	5,677	208.08	76.9	160.01	222.58	70.5	156.94	2.0
DC Metro	12	5,416	185.75	65.1	121.01	214.02	66.9	143.27	(15.5)
Atlanta	8	4,252	153.71	66.2	101.78	160.78	60.8	97.76	4.1
New England	7	3,923	140.28	50.8	71.28	146.85	46.1	67.64	5.4
Mountain	7	2,889	164.60	65.2	107.30	193.36	58.0	112.15	(4.3)
International	7	2,473	146.05	63.5	92.81	138.95	61.0	84.70	9.6

All Regions	110	60,792	166.66	65.5	109.18	182.57	61.2	111.79	(2.3)

Comparable Hotels by Property Type (a)

	As of March 26, 2010		Quarter ended March 26, 2010			Quarter ended March 27, 2009
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	53	34,483	$173.21	65.2%	$112.95	$188.04	61.1%	$114.90	(1.7)%
Suburban	30	11,272	136.07	62.5	85.04	150.52	57.9	87.17	(2.4)
Resort/Conference	13	8,082	226.29	69.4	156.97	252.83	65.2	164.95	(4.8)
Airport	14	6,955	117.06	67.6	79.10	127.12	62.8	79.81	(0.9)

All Types	110	60,792	166.66	65.5	109.18	182.57	61.2	111.79	(2.3)

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended
	March 26, 2010	March 27, 2009

Number of hotels	110	110
Number of rooms	60,792	60,792
Percent change in comparable hotel RevPAR	(2.3)%	—
Operating profit margin under GAAP (b)	(0.2)%	2.3%
Comparable hotel adjusted operating profit margin (b)	19.35%	22.1%

Comparable hotel sales
Room	$494	$505
Food and beverage	260	270
Other	59	71

Comparable hotel sales (c)	813	846

Comparable hotel expenses
Room	142	135
Food and beverage	192	197
Other	31	32
Management fees, ground rent and other costs	291	295

Comparable hotel expenses (d)	656	659

Comparable hotel adjusted operating profit	157	187
Non-comparable hotel results, net (e)	—	3
Office buildings and select service properties, net (f)	1	(1)
Comparable hotels classified as held-for-sale, net	1	2
Depreciation and amortization	(136)	(155)
Corporate and other expenses	(25)	(16)

Operating profit (loss)	$(2)	$20

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit (loss) by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended
	March 26, 2010	March 27, 2009
Revenues per the consolidated statements of operations	$823	$864
Hotel sales for comparable hotels classified as held-for-sale	1	1
Hotel sales for the property for which we record rental income, net	13	12
Rental income for office buildings and select service hotels	(19)	(19)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(5)	(12)

Comparable hotel sales	$813	$846

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended
	March 26, 2010	March 27, 2009
Operating costs and expenses per the consolidated statements of operations	$825	$844
Hotel expenses for comparable hotels classified as held-for-sale	2	3
Hotel expenses for the property for which we record rental income	13	12
Rent expense for office buildings and select service hotels	(18)	(20)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(5)	(9)
Depreciation and amortization	(136)	(155)
Corporate and other expenses	(25)	(16)

Comparable hotel expenses	$656	$659

(e)	Non-comparable hotel results, net, includes the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.
(f)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

			March 26, 2010	December 31, 2009
Equity
Common shares outstanding			652.4	646.3
Common shares outstanding assuming conversion of minority partner OP Units (a)			663.4	658.2
Preferred OP Units outstanding			.02	.02
Class E Preferred shares outstanding			4.0	4.0

Security pricing
Common (b)			$14.60	$11.67
Class E Preferred (b)			$25.50	$25.23
3 1/4 % Exchangeable Senior Debentures (c)			$1,009.9	$1,002.8
2 5/8 % Exchangeable Senior Debentures (c)			$963.6	$942.1
2 1/2 % Exchangeable Senior Debentures (c)			$1,207.2	$1,062.8

Dividends declared per share for calendar year
Common (d)(e)			$.01	$.25
Class E Preferred (e)			$.555	$2.22

Debt

Senior notes	Coupon rate	Maturity date
Series K	7 1/8%	11/2013	$725	$725
Series M (f)	7%	8/2012	—	344
Series O	6 3/8%	3/2015	650	650
Series Q	6 3/4%	6/2016	800	800
Series S	6 7/8%	11/2014	498	498
Series T	9%	5/2017	387	387
Exchangeable senior debentures (g)	3 1/4%	4/2024	325	323
Exchangeable senior debentures (h)	2 5/8%	4/2027	488	484
Exchangeable senior debentures (h)	2 1/2%	10/2029	319	316
Senior notes	10%	5/2012	7	7

			4,199	4,534

Mortgage debt and other
Mortgage debt (non-recourse) (f)(i)	3.7-8.5%	3/2011-12/2023	1,098	1,217
Other	7.0-7.8%	10/2014-12/2017	86	86

Total debt (j)(k)(l)			$5,383	$5,837

Percentage of fixed rate debt			87%	88%
Weighted average interest rate			6.6%	6.6%
Weighted average debt maturity			4.25 years	4.4 years

	Quarter ended
	March 26, 2010	March 27, 2009
Hotel Operating Statistics for All Properties (m)
Average daily rate	$166.59	$181.12
Average occupancy	65.4%	60.8%
RevPAR	$108.97	$110.08

(a)	Each OP Unit is convertible into 1.021494 common shares of Host. At March 26, 2010 and December 31, 2009, there are 10.8 million and 11.7 million common OP Units, respectively, held by minority partners that are convertible into 11.0 and 11.9 million shares, respectively, of Host common stock.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	On December 18, 2009, Host paid approximately 90% of the 2009 special dividend with Host common stock or 13.4 million common shares, with the remaining 10% paid with cash of approximately $15.6 million.
(e)	On March 16, 2010, the Company declared a first quarter common cash dividend of $0.01 per share and a first quarter preferred cash dividend of $0.5546875 per share for its Class E cumulative redeemable preferred stock.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(f)

During the first quarter of 2010, we used the proceeds from the issuance of the 2 1/2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) and available cash to redeem $346 million of our Series M senior notes and to repay the mortgage debt on the Atlanta Marriott Marquis of $124 million.

(g)	On April 15, 2010, holders of the 2004 Debentures had the option to require Host to repurchase the exchangeable debentures for cash equal to 100% of the aggregate principal amount. None of the holders exercised this option and, therefore, the $325 million principal balance remains outstanding. Subsequent to April 15, 2010, the interest expense for the 2004 Debentures will equal the cash coupon of 3.25%.
(h)

The principal balance outstanding of the 2 5/8% Exchangeable Senior Debentures due 2027 (the “2007 Debentures”) and 2009 Debentures is $526 million and $400 million, respectively. The discounts related to these exchangeable debentures are amortized through the first date at which the holders can require Host to repurchase the exchangeable debentures for cash (April 2012 for the 2007 Debentures and October 2015 for the 2009 Debentures).

(i)	Mortgage debt is secured by real estate assets with an undepreciated book value of $1.7 billion and $2.1 billion and an average interest rate of 4.8% and 5.1% at March 26, 2010 and December 31, 2009, respectively, maturing through December 2023. The assets securing mortgage debt represents the book value of real estate assets. These amounts do not represent the current market value of the assets.
(j)	Currently, we have $600 million of available capacity under the revolver portion of the credit facility.
(k)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of March 26, 2010, our non-controlling partners’ share of consolidated debt is $68 million and our share of debt in unconsolidated investments is $309 million.
(l)	Total debt as of March 26, 2010 and December 31, 2009 includes net discounts of $127 million and $142 million, respectively.
(m)	The operating statistics reflect all consolidated properties as of March 26, 2010 and March 27, 2009, respectively. The operating statistics include the results of operations for one property disposed of as of March 26, 2010 and six properties disposed of during 2009 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 26, 2010	March 27, 2009
Net loss	$(84)	$(60)
Interest expense	96	87
Depreciation and amortization	136	135
Income taxes	(22)	(14)
Discontinued operations (a)	—	4

EBITDA	126	152
Gains on dispositions	—	(19)
Non-cash impairment charges	—	40
Amortization of deferred gains	—	(1)
Equity investment adjustments:
Equity in earnings of affiliates	5	3
Pro rata EBITDA of equity investments	—	4
Consolidated partnership adjustments:
Pro rata EBITDA attributable to non-controlling partners in other consolidated partnerships	(5)	(5)

Adjusted EBITDA	$126	$174

	Quarter ended
	March 26, 2010	March 27, 2009
Net loss	$(84)	$(60)
Less: Net loss attributable to non-controlling interests	—	1
Dividends on preferred stock	(2)	(2)

Net loss available to common stockholders	(86)	(61)
Adjustments:
Gains on dispositions, net of taxes	—	(18)
Amortization of deferred gains and other property transactions, net of taxes	—	(1)
Depreciation and amortization (b)	137	139
Partnership adjustments	(1)	—
FFO of non-controlling interests of Host LP	(1)	(2)
Adjustments for dilutive securities (c):
Assuming deduction of gain recognized for the repurchase of the 2004 Debentures (d)	—	(2)

Diluted FFO (c)(e)	$49	$55

Diluted weighted average shares outstanding (c)(e)	648.7	530.2
Diluted FFO per share (c)(e)	$.08	$.10

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(b)	In accordance with the guidance on FFO per diluted share provided by the National Association of Real Estate Investment Trusts, we do not adjust net income for the non-cash impairment charges when determining our FFO per diluted share.
(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(d)	During the first quarter of 2009, we repurchased $75 million of the 2004 Debentures with a carrying value of $72 million for $69 million. The adjustments to dilutive FFO related to the 2004 Debentures repurchased during the year include the $3 million gain on repurchase, net of interest expense on the repurchased exchangeable debentures.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(e)	FFO per diluted share, earnings per diluted share and Adjusted EBITDA were significantly affected by certain transactions, the effects of which are shown in the table below (in millions, except per share amounts):

	Quarter ended March 26, 2010			Quarter ended March 27, 2009
	Net Income (Loss)	FFO	Adjusted EBITDA	Net Income (Loss)	FFO	Adjusted EBITDA
Gain on dispositions, net of taxes	$—	$—	$—	$18	$—	$—
Non-cash impairment charges (1)	—	—	—	(40)	(40)	—
Debt repayment costs (2)	(8)	(8)	—	—	—	—
Potential loss on litigation (3)	(4)	(4)	(4)	—	—	—
Loss attributable to non-controlling interests (4)	1	1	—	1	1	—

Total	$(11)	$(11)	$(4)	$(21)	$(39)	$—

Diluted shares	648.1	648.7		530.0	530.2
Per diluted share	$(.01)	$(.01)		$(.04)	$(.08)

(1)	During the first quarter of 2009, we recorded non-cash impairment charges totaling $40 million in accordance with GAAP based on the difference between the discounted cash flows and the carrying amount of certain properties.
(2)	Includes the costs associated with the redemption of the Series M Senior Notes.
(3)	Includes the accrual of a potential litigation loss in the first quarter of 2010.
(4)	Represents the portion of the significant items attributable to non-controlling partners in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

Funds From Operations per Diluted Share for Full Year 2010 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2010
	Low-end	High-end
	of range	of range
Net loss	$(205)	$(158)
Interest expense	374	374
Depreciation and amortization	596	596
Income taxes	(30)	(27)

EBITDA	735	785
Equity investment adjustments:
Equity in losses of affiliates	5	5
Pro rata Adjusted EBITDA of equity investments	24	24
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(14)	(14)

Adjusted EBITDA	$750	$800

	Full Year 2010 Forecast
	Low end of Range	High end of Range
Net loss	$(205)	$(158)
Less: Net loss attributable to non-controlling interests	4	3
Dividends on preferred stock	(9)	(9)

Net loss available to common stockholders	(210)	(164)
Adjustments:
Depreciation and amortization	595	595
Partnership adjustments	4	5
FFO of non-controlling interests of Host LP	(6)	(7)
Adjustment for dilutive securities:
Assuming conversion of exchangeable senior debentures	—	13

Diluted FFO	$383	$442

Weighted average diluted shares (EPS)	654.5	654.5
Weighted average diluted shares (FFO)	655.4	676.2
Loss per diluted share	$(.32)	$(.25)
FFO per diluted share	$.58	$.65

(a)	The full year 2010 forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 1% to 4% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will range from a decrease of 125 basis points to 50 basis points for the low and high ends of the forecasted range, respectively.

•	We expect to spend approximately $300 million to $340 million on capital expenditures in 2010.

•

Costs associated with debt extinguishment and an additional accrual for the potential litigation loss related to the San Antonio Marriott Rivercenter will decrease earnings and FFO per share by $.02 to $.03.

•	Interest expense includes approximately $48 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•	The above results do not reflect any acquisitions or dispositions (other than The Ritz-Carlton, Dearborn, which is classified as held-for-sale at March 26, 2010) for the remainder of 2010.

For a discussion of additional items that may affect forecasted results see Notes to the Financial Information.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2010 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2010
	Low-end	High-end
	of range	of range
Operating profit margin under GAAP (b)	3.3%	4.5%
Comparable hotel adjusted operating profit margin (c)	20.0%	20.8%

Comparable hotel sales
Room	$2,546	$2,622
Other	1,542	1,589

Comparable hotel sales (d)	4,088	4,211

Comparable hotel expenses
Rooms and other departmental costs	1,818	1,874
Management fees, ground rent and other costs	1,452	1,463

Comparable hotel expenses (e)	3,270	3,337

Comparable hotel adjusted operating profit	818	874
Non-comparable hotel results, net	3	3
Office buildings and select service properties, net	2	2
Depreciation and amortization	(596)	(596)
Corporate and other expenses	(89)	(89)

Operating profit	$138	$194

(a)	Forecasted comparable hotel results include 109 hotels that we have assumed will be classified as comparable as of December 31, 2010. No assurances can be made as to the hotels that will be in the comparable hotel set for 2010. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Funds From Operations per Diluted Share For Full Year 2010 Forecasts” for other forecast assumptions.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2010
	Low-end	High-end
	of range	of range
Revenues	$4,148	$4,271
Non-comparable hotel sales	(21)	(21)
Hotel sales for the property for which we record rental income, net	47	47
Rental income for office buildings and select service hotels	(86)	(86)

Comparable hotel sales	$4,088	$4,211

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2010
	Low-end	High-end
	of range	of range
Operating costs and expenses	$4,010	$4,077
Non-comparable hotel expenses	(18)	(18)
Hotel expenses for the property for which we record rental income	47	47
Rent expense for office buildings and select service hotels	(84)	(84)
Depreciation and amortization	(596)	(596)
Corporate and other expenses	(89)	(89)

Comparable hotel expenses	$3,270	$3,337

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: the level of RevPAR and margin growth may change significantly and the continued economic uncertainty and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and, accordingly, our ability to predict operating results; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the number of shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our filings with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the first quarter of 2010 ended on March 26, 2010, and the first quarter of 2009 ended on March 27, 2009. As a result, the first quarter of 2010 included 85 days of operations, while the first quarter 2009 included 86 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 41% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the first quarter of 2010 reflect 12 weeks of operations for the period from January 2, 2010 to March 26, 2010 for our Marriott-managed hotels and results from January 1, 2010 to February 28, 2010 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the first quarter of 2009 reflect 12 weeks of operations for the period from January 3, 2009 to March 27, 2009 for our Marriott-managed hotels and results from January 1, 2009 to February 28, 2009 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. All of our hotels that we owned as of March 26, 2010, have been classified as comparable hotels.

The operating results of one hotel we disposed of as of March 26, 2010 and the six hotels we disposed of in 2009 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance and is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•	Consolidated Partnership Adjustments –We deduct the non-controlling partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

•

Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.